                                                                 Exhibit 10.33

To:        Allied Healthcare Group Limited
           as Parent for and on behalf of itself and the other Obligors
           (as defined in the Mezzanine Credit Agreement referred to below)

From:      BNP Paribas
           as Agent for and on behalf of itself and the Banks
           (as defined in the Mezzanine Credit Agreement referred to below)

                                                         Date: 4 February 2004

Dear Sirs,

Mezzanine Credit Agreement dated 17 December 1999 between Allied Healthcare
Group Limited (the "Parent"), Allied Healthcare Holdings Limited (formerly
Transworld Healthcare (UK) Limited) (the "Original Borrower"), BNP Paribas as
Agent, Barclays Bank PLC as Security Agent, the Banks named therein as Banks and others (as amended and restated from time to time, the "Mezzanine Credit
Agreement").

1.       Terms defined in the Mezzanine Credit Agreement shall have the same meaning in this Letter and the principles of construction set out in the Mezzanine Credit Agreement shall have effect as if set out in this
         Letter. References to clauses in this Letter shall be to clauses in the
         Mezzanine Credit Agreement.

2.       We refer to your letter dated on or about 18 December 2003, which requests the consent of the Agent to the provision of certain guarantees (the "Guarantees") by Allied Healthcare Group Limited and
         its subsidiaries (each a "Guarantor") to the social service departments of local authorities.

3.       For the purposes of Clause 20.17 (Loans and Guarantees) a Guarantee provided to the social services department of a local authority stall be deemed to be "in the ordinary course of trading" provided that:

         (a)      the Guarantee is provided in connection with the obligations of a member of the Group to such local authority; and

         (b)      the Guarantee is on temps usual for the trade of such member of the Group.

4.       The Parent undertakes that it shall deliver to the Agent, prior to entering into any Guarantees, a copy of this Letter duly executed by the Parent.

5.       Save as expressly provided in paragraph 3 above, the provisions of the
         Finance Documents shall continue in full force and effect and the
         Parent, an behalf of itself and the other Obligors, agrees that this letter shall not operate as a waiver of any right, power or remedy any
         Bank may have under the Finance Documents.

6.       On the date that the Parent duly executes this Letter, the Parent confirms, in relation to each Obligor, that the Repeated
         Representations shall be deemed to be repeated.

7.       The Parent shall reimburse the Agent for all legal costs and expanses incurred by it together with any VAT thereon incurred by it in connection with the negotiation, preparation and execution of this letter and any other document referred to or contemplated by this letter.

8.       This Letter is designated a Finance Document.

9.       This Letter may be executed in any number of counterparts, all of which taken together constitute one and the same instrument.

10.      This Letter shall be governed by and construed in accordance with
         English law.

Yours faithfully

/s/ signature illegible
--------------------------------------------
for and on behalf of
BNP Paribas
(as Agent)

We accept and agree to the terms of this letter.

/s/ Charles Murphy                                                     9/02/04
-----------------------------------------------------                  -------
for and on behalf of                                                     Date
ALLIED HEALTHCARE GROUP LIMITED
(as Parent for and on behalf of itself and the other Obligors)

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